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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May __ , 1997


                           VARSITY SPIRIT CORPORATION
             (Exact name of registrant as specified in its charter)


                Tennessee                               62-1169661
       (State or other jurisdiction of                 (I.R.S. Employer
             incorporation)                        Identification No.)

                        Commission file number 0-19790

             2525 Horizon Lake Drive
               Memphis, Tennessee                              38133
   (Address of principal executive offices)                 (Zip Code)


                                 (901) 387-4300
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         On May 5, 1997, Varsity Spirit Corporation, a Tennessee corporation ("Varsity Spirit"), Riddell Sports Inc., a Delaware corporation ("Riddell"), and Cheer Acquisition Corporation, a Tennessee corporation and a wholly owned subsidiary of Riddell (the "Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Merger Sub will offer to purchase all outstanding shares of common stock, par value $0.01 per share, of Varsity Spirit (the "Shares") at $18.90 per share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions to be set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") to be sent to Varsity Spirit shareholders. The Merger Agreement provides that, subject to certain exceptions, following satisfaction or waiver of the conditions to the Offer, the Merger Sub will accept for payment and pay for all Shares validly tendered pursuant to the Offer and not otherwise withdrawn. The Offer is subject to the receipt of tenders of a majority of the outstanding Shares on a fully diluted basis. Pursuant to the Merger Agreement, as soon as practicable after the completion of the Offer and satisfaction or waiver of all conditions, Merger Sub will be merged with and into Varsity Spirit (the "Merger") with Varsity Spirit surviving the Merger as a wholly owned subsidiary of Riddell (the "Surviving Corporation"). At the time at which the Merger is consummated (the "Effective Time"), each Share then outstanding (other than Shares held in the treasury of Varsity Spirit, Shares held by Riddell, the Merger Sub or any other wholly owned subsidiary of Riddell and Shares held by stockholders of Varsity Spirit who exercise their dissenters' rights, if any, under the Tennessee Business Corporation Act) will be converted into the right to receive the Offer Price in cash.

         Pursuant to a shareholders agreement (the "Shareholders Agreement"), dated as of May 5, 1997, by and among certain shareholders of Varsity Spirit (the "Shareholders"), Riddell and the Merger Sub, the Shareholders have agreed to tender 1,738,530 Shares representing approximately 38% of the outstanding Shares of Varsity Spirit at the Offer Price and in accordance with the terms and conditions of the Offer.

         Pursuant to stock purchase agreements (the "Stock Purchase Agreements"), dated as of May 5, 1997, between certain executives of Varsity Spirit (the "Purchasers"), Riddell and the Merger Sub, following the consummation of the Offer, the Purchasers will purchase certain shares of Riddell common stock at a price per share equal to the average closing price of Riddell Common Stock for the 20 trading days ending on the day immediately preceding the consummation of the Offer, provided that the purchase price per share will not exceed $4.50 nor be less than $2.80.

         In connection with the transaction, certain executives of Varsity Spirit have entered into employment agreements (the "Employment Agreements") with Riddell.

         The Merger Agreement and Employment Agreements contemplate the grant of options to acquire an aggregate of 950,000 shares of Riddell common stock to the

Varsity executives and other employees of Varsity upon consummation of the Merger.

         A press release (the "Press Release") describing the proposed transaction was released on May 6, 1997.

         The Merger Agreement and Press Release are attached hereto as Exhibits
99.1 and 99.2, respectively, and each is incorporated herein by reference in its entirety. The foregoing

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discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Exhibits

99.1 Agreement and Plan of Merger, dated as of May 5, 1997, by and among Varsity Spirit Corporation, Riddell Sports Inc., and Cheer Acquisition Corporation.

99.2 Joint Press Release, dated as of May 6, 1997, issued by Varsity Spirit Corporation and Riddell Sports, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                VARSITY SPIRIT CORPORATION
                                                (Registrant)



                                                By: /s/ Jeffrey G. Webb
                                                   -------------------------
                                                     Jeffrey G. Webb
May 12, 1997                                         Chairman, President &
                                                     Chief Executive Officer


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